Exhibit 10.3

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This Confidentiality and Non-Solicitation Agreement (the “Agreement”) dated this 6th day of January, 2012 is entered into by and between Maher Albitar, M.D., an individual who resides at the address set forth on the signature page hereof (“Contractor”) and NeoGenomics Laboratories, Inc., a Florida corporation (“NeoGenomics” and collectively with NeoGenomics, Inc, a Nevada corporation, the NeoGenomics’ parent corporation, the “Company”). Hereinafter, each of the Contractor or the Company maybe referred to as a “Party” and together be referred to as the “Parties”.

RECITALS:

WHEREAS, Contractor is a member of the Board of Directors of Health Discovery Corporation, a Georgia corporation, which specializes, among other things, in the field of discovering new proprietary methods for genetic and molecular laboratory testing; and

WHEREAS, Health Discovery Corporation licensed its technology to NeoGenomics to commercialize certain cancer-related genetic and molecular testing products and services pursuant to a licensing agreement; and

WHEREAS, pursuant to such licensing agreement, Contractor agreed to provide full-time services to NeoGenomics in order to assist with such commercialization activities; and

WHEREAS, NeoGenomics has appointed Contractor as its Chief Medical Officer; and

WHEREAS, NeoGenomics and Albitar Oncology Consulting, LLC, a Delaware limited liability corporation solely owned by Contractor (“Medical Professional Corporation” or “MPC”), have entered into that certain Medical Services Agreement of even date herewith, which specifies how NeoGenomics will work with MPC and Contractor, on a full-time basis to pursue business opportunities in the cancer-related genetic and molecular testing market (the “Medical Services Agreement”) and that certain Confidentiality, Title To Work Product and Non-Solicit Agreement of even date herewith (the “Work Product Agreement”); and

WHEREAS, Contractor will provide professional services to NeoGenomics through MPC and derive economic benefit from NeoGenomics through MPC; and

WHEREAS, Contractor has also been awarded non-qualified stock options and warrants of the Company as part of the overall business relationship with the Company; and

WHEREAS, the Company will be providing MPC and Contractor with access to certain confidential and competitive information about NeoGenomics’ new product development plans, business and clients as part of the business arrangement with MPC; and

WHEREAS, the Company desires to protect and preserve its Confidential Information and its legitimate business interests by having the Contractor enter into this Agreement as part of the Medical Services Agreement; and

WHEREAS, Contractor acknowledges that Company will disclose certain Company confidential and proprietary information, trade secrets and customer and supplier relationships and desires to establish and maintain a business relationship with the Company and as part of such business relationship desires to enter into this Agreement with the Company.

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Now, therefore, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Contractor, the Parties agree as follows:

1. Term. The parties agree that the term of this agreement is effective upon execution and shall survive and continue to be in force and effect for two years following the earlier of a) the termination of any employment or independent contractor relationship between the Contractor and the MPC, whether termination is by the MPC with or without cause, wrongful discharge, or for any other reason whatsoever, or by the Contractor, b) the date on which the Contractor ceases to be an equity owner of the MPC, or c) the termination of the Medical Services Agreement between the MPC and the Company or any entity that is wholly or partially owned by the Company (all of such entities being hereinafter referred to as “Affiliated Entities”). The aforementioned period during which this Agreement will remain in effect shall hereinafter be referred to as the “Term”.

2. Definitions.

a. The term “Confidential Information” as used herein shall include all business practices, methods, techniques, or processes that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information also includes, but is not limited to, files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information, Customer lists and names and other information, Customer contracts, other corporate contracts, computer programs, proprietary technical information and or strategies, sales, promotional or marketing plans or strategies, programs, techniques, practices, any expansion plans (including existing and entry into new geographic and/or product markets), pricing information, product or service offering specifications or plans thereof, business plans, financial information and other financial plans, data pertaining to the Company’s operating performance, employee lists, salary information, Personal Information, Protected Health Information, all information the Company receives from customers or other third parties that is not generally known to the public or is subject to a confidentiality agreement, training manuals, and other materials and business information of a similar nature, including information about the Company itself or any Affiliated Entity, which Contractor acknowledges and agrees has been compiled by the Company’s expenditure of a great amount of time, money and effort, and that contains detailed information that could not be created independently from public sources. Further, all data, spreadsheets, reports, records, know-how, verbal communication, proprietary and technical information and/or other confidential materials of similar kind transmitted by the Company or any Affiliated Entity to Contractor or developed by the Contractor on behalf of the Company or any Affiliate Entity as Work Product (as defined in Paragraph 7) are expressly included within the definition of “Confidential Information.” The Parties further agree that the fact the Company or any Affiliated Entity may be seeking to complete a business transaction is “Confidential Information” within the meaning of this Agreement, as well as all notes, analysis, work product or other material derived from Confidential Information. Notwithstanding anything contained herein to the contrary, Confidential Information does not include any information which is generally known to third parties in the industry.

b. The term “Personal Information” (“PI”) is Confidential Information and includes, but is not limited to, an individual’s first name and last name or first initial and last name in combination with any of the following: an individual’s social security number, tax I.D. number, social insurance number, driver’s license number, state issued identification card number, financial information, healthcare information, or credit or debit card number.

c. The term “Protected Health Information” (“PHI”) is Confidential Information and includes information that is created, received, and/or maintained by the Company related to an individual’s health care (or payment related to health care) that directly or indirectly identifies the individual.

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d. The term “Customer” shall mean any person or entity, the identity and contact information of which is kept confidential by the Company, which has purchased or ordered goods, products or services from the Company, entered into any contract for products or services with the Company, and/or entered into any contract for the distribution of any Products or services with the Company within the one (1) year immediately preceding a) the termination of any employment or independent contractor relationship between the Contractor and the MPC, b) the date on which the Contractor ceases to be an equity owner of the MPC, or c) the termination of the Medical Services Agreement between the MPC and the Company or any Affiliate Entity of the Company. Contractor acknowledges and agrees that the Company’s Customers, Customer relationships and Customer contact information have been compiled by the Company and will continue to be compiled by the Company at the expenditure of a great amount of time, money, expense and effort, and that the Company goes to considerable lengths and efforts to protect all such Customer information, and that such information is not readily available from public sources or known to third parties in the industry.

e. The term “Prospective Customer” shall mean any person or entity, the identity and contact information of which is kept confidential by the Company, which has evidenced an intention to engage in business to purchase or order goods, Products or services from the Company, has evidenced an intent to enter into any contract for Products or services with the Company, and/or has evidenced an intent to enter into any contract for the distribution of any Products or services with the Company, (which such intention(s) shall be stated in writing) within the one (1) year immediately preceding a) the termination of any employment or independent contractor relationship between the Contractor and the MPC, b) the date on which the Contractor ceases to be an equity owner of the MPC, or c) the termination of the Medical Services Agreement between the MPC and the Company or any Affiliate Entity of the Company.

f. The term “Restricted Area” shall include any geographical location anywhere in the United States. If the Restricted Area specified in this Agreement should be judged unreasonable in any proceeding, then the Restricted Area shall be reduced so that the restrictions may be enforced as is judged to be reasonable.

g. The phrase “directly or indirectly” shall include the Contractor either on his/her own account, or as a partner, owner, promoter, joint venturer, employee, agent, consultant, advisor, manager, executive, independent contractor, officer, director, or a stockholder of 5% or more of the voting shares of an entity in the Business of Company.

h. The term “Business” shall mean the business of performing cancer-related research and development activities associated with genetic and molecular laboratory testing and providing cancer-related genetic and molecular laboratory testing products and services for profit, including, but not limited to, cytogenetics, flow cytometry, fluorescence in-situ hybridization (“FISH”), morphological studies, polymerase chain reaction (“PCR”) testing, and other molecular testing, to hematologists, oncologists, urologists, pathologists, hospitals and other medical reference laboratories.

i. The term “Full-time” should not exclude the contractor from continuing his work as a Director on the Board and a Consultant to Health Discovery Corp (HDC) as long as this work is not cancer or hematology-related.

3. Duty of Confidentiality.

a. All Confidential Information is considered highly sensitive and strictly confidential. The Contractor agrees that at all times during the term of this Agreement and after the termination of Medical Services Agreement for as long as such information remains non-public information, the Contractor shall (i) hold in confidence and refrain from disclosing to any other party all Confidential Information, whether written or oral, tangible or intangible, concerning the Company or any Affiliated Entities and their business and operations unless such disclosure is accompanied by a non-disclosure agreement executed by the Company with the party to whom such Confidential Information is provided, (ii) use the Confidential Information solely in connection with his or her services to the Company or any Affiliated Entity and for no other purpose, (iii) take

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all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company or any Affiliated Entity, (iv) observe all security policies implemented by the Company or any Affiliated Entity from time to time with respect to the Confidential Information, and (v) not use or disclose, directly or indirectly, as an individual or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for the benefit of himself or herself or any other person, partnership, firm, corporation, association or other legal entity, any Confidential Information, unless expressly permitted by this Agreement. Contractor agrees that protection of the Company’s and any Affiliated Entity’s Confidential Information constitutes a legitimate business interest justifying the restrictive covenants contained herein. Contractor further agrees that the restrictive covenants contained herein are reasonably necessary to protect the Company’s and any Affiliated Entity’s legitimate business interest in preserving its Confidential Information. In addition, Contractor will not view or access any PI or PHI unless required and authorized by the Company to do so. Contractor acknowledges that he/she shall bear all costs, losses and damages resulting from any intentional breach of this paragraph, to the fullest extent permitted by applicable law.

b. In the event that the Contractor is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, such disclosure shall be limited to the narrowest disclosure so required and, except to the extent prohibited by law, Contractor shall give the Company or any Affiliated Entities at least two (2) weeks’ notice, if practicable, of the basis for any such compelled disclosure of Confidential Information and shall reasonably cooperate with the Company or any Affiliated Entities in limiting disclosure and obtaining suitable confidentiality protections.

c. Contractor acknowledge(s) that this “Confidential Information” is of value to the Company and/or any Affiliated Entities by providing them with a competitive advantage over their competitors, is not generally known to competitors of the Company, and is not intended by the Company or any Affiliated Entities for general dissemination. Contractor acknowledges that this “Confidential Information” derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of reasonable efforts to maintain its secrecy. Therefore, the Parties agree that all “Confidential Information” under this Agreement constitutes “Trade Secrets” under both Section 688.002 and Chapter 812 of the Florida Statutes and California’s Uniform Trade Secrets Act, Cal. Civ. Code section 3426 et seq.

4. Limited Right of Disclosure. Except as otherwise permitted by this Agreement, Contractor shall limit disclosure of pertinent Confidential Information to Contractor’s attorney, if any (“Representative(s)”), for the sole purpose of evaluating Contractor’s relationship with the Company. Contractor agrees to show this Agreement to any Representatives and Contractor agrees that Paragraph 3 of this Agreement shall bind all such Representative(s).

5. Return of Company Property and Confidential Materials. All tangible property, including cell phones, laptop computers and other Company purchased property, as well as all Confidential Information, Customer and Prospective Customer information and property, provided to Contractor is the exclusive property of the Company and/or its Affiliated Entities and must be returned to the Company and/or its Affiliated Entities in accordance with the instructions of the Company and/or such Affiliated Entities either upon termination of the Medical Services Agreement or at such other time as is requested by the Company. Contractor agree(s) that upon the earlier of a) the termination of any employment or independent contractor relationship between the Contractor and the MPC, b) the date on which the Contractor ceases to be an equity owner of the MPC, or c) the termination of the Medical Services Agreement between the MPC and the Company or any Affiliate Entity of the Company, Contractor shall return all copies, in whatever form or media, including hard copies and electronic copies, of Confidential Information to the Company and/or the Affiliated Entity, and Contractor shall delete any copy of the Confidential Information on any computer file or database maintained by Contractor and, if requested in writing, shall certify in writing that he/she has done so. In addition to returning all information to the Company and/or any Affiliated Entities as described above, Contractor will destroy any analysis, notes, work product or

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other materials relating to or derived from the Confidential Information. Any intentional or unauthorized retention of Confidential Information may constitute “misappropriation” as such term is defined in both Chapter 772 of the Florida Statutes and Cal. Civ. Code section 3426.1(b).

6. Restrictive Covenant. The Company and its Affiliated Entities are engaged in the business of performing cancer-related research and development activities associated with genetic and molecular laboratory testing and providing cancer-related genetic and molecular laboratory testing products and services to oncologists, urologists, pathologists, physicians, hospitals, and other medical laboratories. The covenants contained in this Paragraph 8 (the “Restrictive Covenants”) are given and made by Contractor to induce the Company to enter into the Medical Services Agreement and to protect the Confidential Information of the Company, and Contractor acknowledges sufficiency of consideration for these Restrictive Covenants. Contractor expressly covenants and agrees that, during the time the Management Services Agreement is in effect between the MPC and the Company and for a period of two years following the earlier of a) the termination of any employment or independent contractor relationship between the Contractor and the MPC, b) the date on which the Contractor ceases to be an equity owner of the MPC, or c) the termination of the Medical Services Agreement between the MPC and the Company or any Affiliate Entity of the Company (such period of time is hereinafter referred to as the “Restrictive Period”), he will abide by the following restrictive covenants, unless an exception is specifically provided, in writing signed by Company.

a.	This Section Intentionally Left Blank.

b.	Non-Competition. Contractor agrees and acknowledges that, during the Restrictive Period, he will not, directly or indirectly, for himself, or on behalf of others, as an individual on Contractor’s own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director or otherwise, for him/herself or any other person, partnership, firm, corporation, association or other legal entity, enter into, engage in, accept employment from, or provide any competitive services to, or for, any business that is in the Business of the Company, or engage in any activity that is competitive with the Company, in the Restricted Area. The parties agree that this non-competition provision is intended to cover situations where a future business opportunity in which the Contractor is engaged or a future employer of the Contractor is selling the same or similar products and services in a Business which may compete with the Company’s products and services to Customers and Prospective Customers of the Company in the Restricted Area. This provision shall not cover future business opportunities or employers of the Contractor that sell different types of products or services in the Restricted Area so long as such future business opportunities or employers are not in the Business of the Company.

Notwithstanding the preceding paragraphs, the spirit and intent of this non-competition clause is not to deny the Contractor the ability to support his or her family, but rather to prevent Contractor from using the knowledge and experiences obtained from the Company in a similar competitive environment. Along those lines, should the Contractor leave the employment of the MPC or the Medical Services Agreement between the MPC and the Company be terminated for any reason, he would be prohibited from joining a for-profit cancer genetics testing laboratory and/or company in the Business of the Company in the Restricted Area. The Parties agree that all non-profit medical testing laboratories, hospitals and academic institutions as well as for-profit testing laboratories not engaged in cancer genetics research and development or testing services are excluded from the restrictions in paragraph 8(b). In other words, Contractor would be allowed under this non-compete clause to work in any non-profit cancer genetics research and development or testing laboratory (e.g., in academia) as well as in a private, for-profit testing laboratories not engaged in cancer genetics research and development or testing. Thus, the spirit and intent of this non-competition clause is intended to prevent Contractor from acting in any of the capacities outlined in this paragraph for any “for-profit” cancer genetics research and development or testing laboratories that do any one or more of the types of testing services defined in the definition of Business in the Restricted Area.

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c.	Acknowledgements of Contractor.

(i)	The Contractor understands and acknowledges that any material violation of this Agreement shall constitute a material breach of this Agreement, and it will cause irreparable harm and loss to the Company or any Affiliated Entity for which monetary damages will be an insufficient remedy. Therefore, the Parties agree that in addition to any other remedies available, the Company and its Affiliated Entities will be entitled to the relief identified in Paragraph No. 7 below.

(ii)	The Restrictive Covenants shall be construed as agreements independent of any other provision in this Agreement

(iii)	Contractor agrees that the Restrictive Covenants are reasonably necessary to protect the legitimate business interests of the Company or any Affiliated Entity and to protect its Confidential Information.

(iv)	Contractor agrees that this Agreement may be enforced by the Company’s assignee or successor or any of the Affiliated Entities and Contractor acknowledges and agrees that assignees, successors and Affiliated Entities are intended beneficiaries of this Agreement.

(v)	Contractor agrees that if any portion of the Restrictive Covenants are held by an arbitration panel or court of competent jurisdiction to be unreasonable, arbitrary or against public policy for any reason, they shall be modified accordingly as to time, geographic area and line of business so as to be enforceable to the fullest extent possible as to time, area and line of business.

(vi)	Contractor agrees that any material violation of the Restrictive Covenants, in any capacity identified herein, are a material breach of this Agreement.

(vii)	Contractor agrees that any failure of the Company or any Affiliated Entity to enforce the Restrictive Covenants against any other employee or contractor, for any reason, shall not constitute a defense to enforcement of the Restrictive Covenants against the Contractor.

7. Specific Performance; Injunction. The Parties agree and acknowledge that the restrictions contained in Paragraphs 1-6 are reasonable in scope and duration and are necessary to protect the Company or any of its Affiliated Entities. If any provision of Paragraphs 1-6 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the Parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

Any material unauthorized use or disclosure of information in violation of Paragraphs 2-5 above or violation of the Restrictive Covenant in Paragraph 6 shall constitute a material breach of this Agreement, may constitute misappropriation under California law, and may cause irreparable harm and loss to the Company or any of its Affiliated Entities for which monetary damages will be an insufficient remedy. Therefore, the Parties agree that in addition to any other remedy available, the Company or any of its Affiliated Entities may be entitled to all of available civil remedies, including:

a.	Temporary and permanent injunctive relief, without being required to post a bond, restraining Contractor or Representatives and any other person, partnership, firm, corporation, association or other legal entity acting in concert with Contractor from any actual or threatened unauthorized disclosure or use of Confidential Information, in whole or in part, or from rendering any service to any other person, partnership, firm, corporation, association or other legal entity to whom such Confidential Information in whole or in part, has been disclosed or used or is threatened to be disclosed or used; and

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b.	Temporary and permanent injunctive relief, without being required to post a bond, restraining the Contractor from violating, directly or indirectly, the restrictions of the Restrictive Covenant in any capacity identified in Paragraph 6, supra; and

c.	Compensatory damages, including actual loss from misappropriation and unjust enrichment. Contractor further agrees to pay any and all legal fees, including without limitation, all attorneys’ fees, court costs, and any other related fees and/or costs incurred by the Company in enforcing this Agreement.

Notwithstanding the foregoing, the Company acknowledges and agrees that the Contractor will not be liable for the payment of any damages or fees owed to the Company through the operation of Paragraphs 9c above, unless and until a court of competent jurisdiction or arbitration panel has determined that the Company or any of its assignees, successors or Affiliated Entities is entitled to such recovery.

Nothing in this Agreement shall be construed as prohibiting the Company or any Affiliated Entities from pursuing any other legal or equitable remedies available to it for actual or threatened breach of the provisions of Paragraphs 1 – 6 of this Agreement, and the existence of any claim or cause of action by Contractor against the Company or any of its Affiliated Entities may not constitute a defense to the enforcement by the Company or any of its Affiliated Entities of any of the provisions of this Agreement. The Company and its Affiliated Entities have fully performed all obligations entitling it to the covenants of Paragraphs 1 – 6 of this Agreement and therefore such prohibitions are not executory or otherwise subject to rejection under the bankruptcy code.

8. Duty to Disclose Agreement. Contractor acknowledges that the Company has a legitimate business purpose in the protection of its Confidential Information. Contractor also recognizes and agrees that the Company has the right to such information as is reasonably necessary to inform the Company whether the terms of this Agreement are being complied with. Accordingly, Contractor agrees that Contractor will promptly notify any new company that Contractor provides services to of his/her obligations contained here. Contractor also will provide the Company with the identity of the new company that he/she is providing services to and a description of the services being provided by him/her in sufficient detail to allow the Company to reasonably determine whether such activities fall within the scope of activities prohibited by the provisions of this Agreement

9. Waiver of Jury Trial. THE COMPANY AND CONTRACTOR EACH WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER OR RELATED IN ANY FASHION TO THEIR RELATIONSHIP.

10. Governing Law, Venue and Personal Jurisdiction. Notwithstanding anything to the contrary herein, this Agreement shall be governed by, construed and enforced in accordance with the laws of state of Florida without regard to any statutory or common-law provision pertaining to conflicts of laws. The parties agree that courts of competent jurisdiction in Lee County, Florida and the United States District Court for the Southern

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District of Florida shall have concurrent jurisdiction for purposes of entering temporary, preliminary and permanent injunctive relief and with regard to any action arising out of any breach or alleged breach of this Agreement. Company waives personal service of any and all process upon Company and consents that all such service of process may be made by certified or registered mail directed to Company at the address stated in the signature section of this Agreement, with service so made deemed to be completed upon actual receipt thereof. Company waives any objection to jurisdiction and venue of any action instituted against Company as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. Contractor further agrees that any action arising out of this Agreement or the relationship between the parties established herein shall be brought only in courts of competent jurisdiction in Lee County, Florida or the United States District Court for the Southern District of Florida.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and may not be assigned by Contractor at any time. This Agreement may be assigned only by the Company to an Affiliated Entity and shall inure to the benefit of its successors and/or assigns.

12. Entire Agreement. This Agreement is the entire agreement of the Parties with regard to the matters addressed herein, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the signatories in connection with the subject matter of this Agreement, except however, that this Agreement shall be read in pari materia with the Medical Services Agreement and the Work Product Agreement. This Agreement may be modified only by written instrument signed by the Company and Contractor.

13. Construction. The Parties agree that, notwithstanding the authorship of this Agreement by the Company, such Agreement shall not be construed more favorably to one Party than the other.

14. Severability. In case any one or more provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal were unenforceable provision had not been contained herein.

15. Waiver. The waiver by the Company of a breach or threatened breach of this Agreement by Contractor cannot be construed as a waiver of any subsequent breach by Contractor. The refusal or failure of the Company or any Affiliated Entity to enforce any specific restrictive covenant in this Agreement against Contractor, or any other person for any reason, shall not constitute a defense to the enforcement by the Company or any Affiliated Entity of any other restrictive covenant provision set forth in this Agreement.

16. Consideration. Contractor expressly acknowledges and agrees that the execution by the Company of the Medical Services Agreement and the granting of stock options and warrants to the Contractor constitutes full, adequate and sufficient consideration to Contractor for the covenants of Contractor under this Agreement.

17. Notices. All notices required by this Agreement shall be in writing, shall be personally delivered or sent by U.S. Registered or Certified Mail, return receipt requested, and shall be addressed to the signatories at the addresses shown on the signature page of this Agreement.

18. Acknowledgements. Contractor acknowledge(s) that he has reviewed this Agreement prior to signing it, that he knows and understands the contents, purposes and effect of this Agreement, and that he has been given a signed copy of this Agreement for her records. Contractor further acknowledges and agrees that he has entered into this Agreement freely, without any duress or coercion.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all intents and purposes.

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Signatures appear on the following page.

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IN WITNESS WHEREOF, THE UNDERSIGNED STATE THAT THEY HAVE CAREFULLY READ THIS AGREEMENT AND KNOW AND UNDERSTAND THE CONTENTS THEREOF AND THAT THEY AGREE TO BE BOUND AND ABIDE BY THE REPRESENTATIONS, COVENANTS, PROMISES AND WARRANTIES CONTAINED HEREIN.

By:	/s/ Maher Albitar	1/6/2012
	Contractor Signature	Date

Contractor Name:	Maher Albitar, M.D.
Contractor Address:

NeoGenomics Laboratories, Inc.

12701 Commonwealth Drive, #5

Fort Myers, FL 33913

By:	/s/ Maher Albitar, M.D.	1/6/2012
	Company Signature	Date

Name:	/s/ Steven Jones

Title:	Executive Vice President, Finance

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